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                                   EXHIBIT 11

                         DYNAMIC MATERIALS CORPORATION
               STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE


                                                                           1996         1995
                                                                       ----------   ----------
Weighted average common shares outstanding .........................    2,522,305    2,496,487

Common stock equivalents resulting from the application
       of the treasury stock method to the assumed exercise of
       outstanding stock options ...................................      219,563         --
                                                                       ----------   ----------

       Total .......................................................    2,741,868    2,496,487
                                                                       ==========   ==========

Net income .........................................................   $1,623,654   $  671,194
                                                                       ==========   ==========

Net income per share ...............................................   $     0.59   $     0.27
                                                                       ==========   ==========